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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION

                                       OF

                              SONAT RATON, L.L.C.

         This Certificate of Formation of Sonat Raton, L.L.C. is executed by the undersigned for the purpose of forming a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act.

                  1. The name of the limited liability company is Sonat Raton, L.L.C.

                  2. The address of the registered office of the limited liability company and the name of the registered agent for service of process of the limited liability company at such address are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation this 17th day of March, 1999.

                                                        /s/ TOM C. LANGFORD
                                                      --------------------------
                                                      Tom C. Langford, Organizer


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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            CERTIFICATE OF FORMATION
                                       OF
                              SONAT RATON, L.L.C.

         The undersigned, desiring to amend the Certificate of Formation of SONAT RATON, L.L.C., pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the limited liability company is:

                              Sonat Raton, L.L.C.

         SECOND: The article numbered "1." of the Certificate of Formation of the Company shall be amended as follows:

                  1. The name of the limited liability company is El Paso Energy Raton, L.L.C."

         IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Formation on this 13th day of December 1999.

                                  EL PASO PRODUCTION COMPANY
                                  (formerly Sonat Exploration Company), the Sole Member of the Company


                                  By:          /s/ C. DANA RICE
                                     -------------------------------------------
                                                  C. Dana Rice
                                         Vice President and Treasurer